Exhibit 99.2

Your vote BNY: PO BOX 505006, Louisville, KY 40233-5006 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Criteo S.A. Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid General Meeting of Shareholders envelope provided For ADR Owners of record as of January 20, 2026 Friday, February 27, 2026 10:00 AM, Paris Time 32 Rue Blanche, 75009 Paris, France (the “General Meeting”) YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 12:00 pm (Eastern Time) on February 23, 2026. CRITEO S.A. Instructions to The Bank of New York Mellon, as Depositary (must be received prior to 12:00 PM (Eastern Time) on February 23, 2026) The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the ordinary shares of Criteo S.A. represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on January 20, 2026 at the General Meeting in respect of the resolutions specified in the enclosed proxy statement/prospectus. NOTE: 1. Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. 2. If no instructions are received by the Depositary from an Owner on one or more Matter(s) with respect to an amount of the Deposited Securities represented by American Depositary Receipts of that Owner on or before the date established by the Depositary for such purpose, to the extent permitted by applicable law and if requested by the Company pursuant and subject to the terms of the deposit agreement, the Depositary shall deem that Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote (x) that amount of Deposited Securities as to such Matters at the General Meeting, and (y) against any Matter which may be subsequently added to the agenda of the General Meeting (including during the General Meeting) in accordance with applicable French law. 3. Capitalized terms not defined herein are defined in the Amended and Restated Deposit Agreement dated December 28, 2021, a copy of which is filed with Criteo’s SEC filings. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Criteo S.A. General Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

PROPOSALS	YOUR VOTE FOR	AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1. **THE CONVERSION PROPOSAL**: To consider and vote on a proposal to convert Criteo S.A., a French public limited liability company ("**French Criteo**"), without being dissolved, wound up or placed into liquidation, into a public limited liability company (*société anonyme*) governed by the laws of the Grand Duchy of Luxembourg (such entity, "**Lux Criteo**" and such transaction, the "**Conversion**"), thereby transferring its registered office (*siège statutaire*) and central administration (*administration centrale*) to the Grand Duchy of Luxembourg, while retaining its legal personality and continuing the terms of office of its directors as of the effective time of the Conversion (the "**Effective Time**"), *i.e.*, the date of enactment of the *Constat* Deed (as defined below) by the Luxembourg notary upon the completion of the legality control of the Conversion. References herein to the "**Company**" are to, in respect of the time period prior to the Conversion, French Criteo and, in respect of the time period following the Effective Time, Lux Criteo.	☐	☐	☐	**FOR**
2. **THE CHARTER PROPOSAL**: After having acknowledged the report prepared by our board of directors in accordance with Article 420-26(5) of the Luxembourg Company Law (attached as Annex B to the proxy statement / prospectus) detailing the reasons for the proposal to authorize the board of directors of Lux Criteo to limit or withdraw the shareholders' preferential subscription rights in respect of the issuance of any new shares from Lux Criteo's authorized share capital, to consider and vote on a proposal to adopt the articles of association of Lux Criteo, attached as Annex C to the proxy statement / prospectus (the "**Lux Articles**"), to be effective as of the Effective Time, which, among other things, provide for: (a) an authorized share capital, excluding the issued and outstanding share capital as of the Effective Time, set at an amount equal to 10% of the issued and outstanding share capital of the Company at the Effective Time, as confirmed in the acknowledgment (*constat*) deed enacted by the Luxembourg notary in the context of the Conversion (the "***Constat* Deed**"), rounded down to the nearest whole number, which consists of a number of shares equal to such authorized share capital divided by the per share nominal value of EUR 0.025; (b) an authorization for the board of directors of Lux Criteo, for a period of five years from the Effective Time, to (i) issue new shares with or without share premium, having the same rights as the existing shares, any subscription and/or conversion rights, including options, time-based restricted stock units, performance-based restricted stock units, warrants or similar instruments and any other instruments convertible into or repayable by or exchangeable for new shares, and to limit or withdraw the shareholders' preferential subscription rights to the new shares in accordance with the Article 420-26(5) of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, (the "**Luxembourg Company Law**"), and (ii) proceed to a gratuitous allocation of existing shares or shares to be issued from and within the limits of the authorized share capital; (c) an authorization to the board of directors of Lux Criteo for a period of 18 months from the Effective Time to acquire up to 11,000,000 shares (for the avoidance of doubt, this number does not include the shares acquired and held in treasury by the Company prior to the Effective Time) and hold its own shares, in accordance with, Article 430-15(1) of the Luxembourg Company Law and the conditions set forth in the Lux Articles; and (d) an authorization to the board of directors of Lux Criteo for a period of five years from the Effective Time to proceed with the cancellation of any own shares held in treasury from time to time, including the cancellation of any treasury shares acquired by the Company prior to the Effective Time.	☐	☐	☐	**FOR**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________

Criteo S.A. Ordinary Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

PROPOSALS	YOUR VOTE FOR	AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
3. **THE AUDITOR PROPOSAL**: To consider and vote on a proposal to appoint Deloitte Audit, a private limited liability company (*société à responsabilité limitée*), having its registered office at 20 Boulevard de Kockelscheuer, L-1821 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS Luxembourg under number B67895, as statutory auditor (*réviseur d'entreprises agréé*) of the Company, as of the Effective Time, for a mandate expiring at the second annual meeting of the Company following the Effective Time.	☐	☐	☐	**FOR**
4. **THE DELEGATION PROPOSAL**: To consider and vote on a proposal to approve, authorize and empower our board of directors or any person duly appointed and authorized by our board of directors, acting individually with full power of substitution and full power of sub-delegation, in the name and on behalf of the Company, (i) for the purposes of the *Constat* Deed to be passed by the Luxembourg notary in the context of the Conversion, to confirm the following information to the Luxembourg notary as of the date of the *Constat* Deed: (a) the name, professional address and the terms of office of the directors of the Company; (b) the amount of the issued share capital, the number of ordinary shares and the nominal value of each ordinary share of the Company, for the purposes of including in Article 5.1 of the Lux Articles the correct amount of issued share capital, the number of ordinary shares and nominal value of each ordinary share of the Company; and (c) the satisfaction or waiver of any conditions precedent to the Conversion set forth in the Draft Terms of Cross-Border Conversion of Criteo, dated January 6, 2026, the form of which is attached to the proxy statement / prospectus as Annex D, and (ii) to effect, implement and carry out any actions, steps, formalities or execute any documents, confirmations, acknowledgments, notices as our board of directors or such delegate deems relevant, necessary or appropriate, in its sole discretion, in connection with the passing of the Constat Deed before the Luxembourg notary and the Conversion.	☐	☐	☐	**FOR**
5. **THE ADJOURNMENT PROPOSAL**: To approve the adjournment or postponement of the General Meeting to a later date or dates to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Conversion Proposal, the Charter Proposal, the Auditor Proposal or the Delegation Proposal.	☐	☐	☐	**FOR**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) _____ Date _____

Signature (if held jointly) _____ Date _____